Exhibit 23(1)
                        [LETTERHEAD OF ERNST & YOUNG LLP]



                         CONSENT OF INDEPENDENT AUDITORS




                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arrow Electronics, Inc. for the registration of $500,000,000 of Debt Securities as defined in the Registration Statement and to the incorporation by reference therein of our report dated February 22, 1996, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.






/s/ Ernst & Young LLP
_________________________________

New York, New York
January 8, 1997




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